CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the “Registration Statement”) of our reports dated July 16, 2013, relating to the financial statements and financial highlights which appear in the May 31, 2013 Annual Reports to Shareholders of T. Rowe Price Institutional High Yield Fund, T. Rowe Price Institutional Core Plus Fund, and T. Rowe Price Institutional Floating Rate Fund (comprising T. Rowe Price Institutional Income Funds, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, “Report of Independent Registered Public Accounting Firm” and “Fund Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
September 24, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Fund Service Providers” in the Registration Statement on Form N-1A for the T. Rowe Price Institutional Long Duration Credit Fund (one of the funds comprising T. Rowe Price Institutional Income Funds, Inc.).

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Baltimore, Maryland

September 24, 2013